INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Bernard Chaus, Inc. on Form S-3 of our report dated September 19, 1997 (October 10, 1997 as to Note 6), appearing in and incorporated by reference in the Annual Report on Form 10-K of Bernard Chaus, Inc. for the year ended June 30, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
October 30, 1997

 INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-39041 of Bernard Chaus, Inc. on Form S-3 of our report dated September 19, 1997 (October 10, 1997 as to Note 6), appearing in and incorporated by reference in the Annual Report on Form 10-K of Bernard Chaus, Inc. for the year ended June 30, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
December 8, 1997